EXHIBIT 107

Calculation of Filing Fee Tables

Form F-10

(Form Type)

IAMGOLD Corporation

(Exact Name of Registrant as Specified in its Charter)

Table 3: Combined Prospectuses

In US Dollars

Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date
Equity	Common Shares	(1)(3)	—	F-10	333-238310	May 15, 2020
Equity	First Preference Shares	(1)(3)	—	F-10	333-238310	May 15, 2020
Equity	Second Preference Shares	(1)(3)	—	F-10	333-238310	May 15, 2020
Debt	Debt Securities	(1)(3)	—	F-10	333-238310	May 15, 2020
Other	Warrants to Purchase Common Shares	(1)(3)	—	F-10	333-238310	May 15, 2020
Other	Warrants to Purchase First Preference Shares	(1)(3)	—	F-10	333-238310	May 15, 2020
Other	Warrants to Purchase Second Preference Shares	(1)(3)	—	F-10	333-238310	May 15, 2020
Other	Warrants to Purchase Debt Securities	(1)(3)	—	F-10	333-238310	May 15, 2020
Other	Subscription Receipts	(1)(3)	—	F-10	333-238310	May 15, 2020
Unallocated (Universal) Shelf	—	(1)(3)	$500,000,000 (1)(2)(3)	F-10	333-238310	May 15, 2020

(1)

There are being registered hereunder an indeterminate number of Common Shares, First Preference Shares, Second Preference Shares, Debt Securities, Warrants to Purchase Common Shares, Warrants to Purchase First Preference Shares, Warrants to Purchase Second Preference Shares, Warrants to Purchase Debt Securities and Subscription Receipts and units consisting of two or more of any such securities (collectively, the “Securities”) of IAMGOLD Corporation (the “Registrant”) as from time to time may be issued at prices determined at the time of issuance.

(2)	Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”).
(3)

The prospectus contained herein relates to an aggregate of US$500,000,000 of securities, including, pursuant to Rule 429 under the Securities Act, US$500,000,000 of unsold securities that were previously registered under the Registrant’s Registration Statement on Form F-10 (File No. 333-238310), filed on May 15, 2020 (the “Prior Registration Statement”). No separate registration fee is payable with respect to such securities, as such securities were previously registered on the Prior Registration Statement.